CODE OF ETHICS
                  (AS AMENDED ON JULY 26, 2000)


      Nicholas Fund, Inc., an investment company registered under the Investment Company Act of 1940, as amended, hereby adopts the following  Code  of  Ethics governing  the  conduct  of  personal trading by persons associated with it.  The purpose of this  Code of  Ethics  is  to  foster  compliance  with  applicable  federal regulatory  requirements and to eliminate transactions  suspected of being in conflict with the best interests of the Fund.


1.   DEFINITIONS.
     -----------

     A.   ACCESS PERSON.
          -------------

          As  used  in this Code, the term "Access Person"  shall

          mean  any  director  or officer of  the  Fund,  or  any

          employee of the investment adviser to the Fund who,  in

          connection with his or her regular functions or duties,

          makes,   participates   in,  or   obtains   information

          regarding  the  purchase or sale of a security  by  the

          Fund,  or  whose functions relate to the making  of  an

          recommendation with respect to such purchases or sales.

     B.   FUND.
          ----

          As  used  in  this  Code, the term  "Fund"  shall  mean

          Nicholas Fund, Inc.

     C.   BENEFICIAL OWNERSHIP.
          --------------------

          As  used  in this Code, the term "beneficial ownership"

          shall be interpreted in the same manner as it would  be

          in  determining  whether a person  is  subject  to  the

          provisions of Section 16 of the Securities Exchange Act

          of 1934, as amended ("Exchange Act"), and the rules and

          regulations  thereunder.  Pursuant to Rule  16a-1(a)(2)

          under  the  Exchange  Act, the term "beneficial  owner"

          shall  mean  any  person who, directly  or  indirectly,

          through   any   contract,  arrangement,  understanding,

          relationship,  or  otherwise, has  or  shares:   (1)  a

          direct  or  indirect pecuniary interest in a  security;

          (2) voting power, which includes the power to vote,  or

          to  direct  the  voting of, such security;  and/or  (3)

          investment power, which includes the power to  dispose,

          or  to  direct the disposition of, such security.   For

          example,  close  family or business  relationships  may

          give  rise to a degree of influence of one person  over

          the  voting or investment decisions of another such  as

          to  result  in shared beneficial ownership.  Typically,

          ownership of securities by a spouse, minor child  or  a

          trust of which an Access Person is grantor, beneficiary

          or  trustee,  will  be deemed beneficial  ownership  of

          those securities by the related Access Person.

     D.   SECURITY.
          --------

          As  used  in  this  Code, except as otherwise  provided

          herein,  the  term  "security" shall  mean  a  "Covered

          Security"  as  defined  in  Section  2(a)(36)  of   the

          Investment  Company  Act,  except  that  it  shall  not

          include:  (1) direct obligations of Government  of  the

          United   States;   (2)   bankers'   acceptances,   bank

          certificates  of  deposit, commercial  paper  and  high

          quality    short-term   debt   instruments,   including

          repurchase agreements; and (3) shares issued  by  open-

          end   investment   companies   registered   under   the

          Investment Company Act.

2.   PROHIBITED ACTIVITIES.
     ---------------------

     A.   UNLAWFUL ACTIONS:
          ----------------

          No  Access Person shall in connection with the purchase

          or  sale of a "Security Held or To Be Acquired" by  the

          Fund:

              (1)  Employ any device, scheme or artifice to

              defraud the Fund;

              (2)  Make to the Fund any untrue statement of

               a  material fact or omit to state to the Fund  any

               material  fact  necessary in  order  to  make  the

               statements  made,  in light of  the  circumstances

               under which they are made, not misleading;

               (3)    Engage   in  any  act,  transaction,

               practice, or course of business which operates  or

               would  operate as a fraud or deceit upon the Fund;

               or

               (4)  Engage in any manipulative practice with

               respect to the Fund.

                For purposes of this Section 2A, a "Security Held

          or  to  Be Acquired" by the Fund shall mean any Covered

          Security which, within the most recent 15 days:  (a) is

          or  has  been held by the Fund; or (b) is being or  has

          been  considered by the Fund or its investment  adviser

          for  purchase by the Fund.  In addition, the securities

          subject  to the foregoing anti-fraud provisions include

          any  option to purchase or sell, and any security  that

          is  exchangeable for or convertible into,  any  Covered

          Security that is held or to be acquired by the Fund.

     B.   BLACKOUT PERIOD FOR SECURITY TRANSACTIONS.
          -----------------------------------------

          No  Access  Person shall purchase or sell, directly  or

          indirectly,  for his/her own account,  or  acquire  any

          beneficial  ownership in, any security which  has  been

          purchased  or  sold within the preceding  fifteen  (15)

          days by the Fund or which to his/her knowledge will  be

          purchased  or  sold within the succeeding fifteen  (15)

          days  by  the  Fund  unless such purchase  or  sale  is

          approved  in  writing by Albert O. Nicholas,  David  O.

          Nicholas  or  Jeffrey T. May, or a person delegated  by

          either  of the foregoing, prior to the effectuation  of

          such purchase or sale.  A copy of such written approval

          shall  be  retained for a period of at least  five  (5)

          years.

     C.   No Access Person shall purchase any security from,

          or  sell any security to, the Fund, unless the sale  or

          purchase involves solely securities of which the issuer

          is the Fund.

3.   PRE-APPROVAL OF INVESTMENTS IN IPOS AND LIMITED OFFERINGS.
     ---------------------------------------------------------

          All Fund Investment Personnel must obtain approval from

     the   Fund's  investment  adviser,  Nicholas  Company,  Inc.

     (either Albert O. Nicholas, David O. Nicholas or Jeffrey  T.

     May,  or a person delegated by any of the foregoing)  before directly or indirectly acquiring beneficial ownership in any securities  in an Initial Public Offering or  in  a  Limited

     Offering.   For purposes of this requirement, the  following

     definitions set forth in Rule 17j-1 shall apply:

     INVESTMENT PERSONNEL shall mean (1) any employee of the Fund (or any company in control of the Fund) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund; and (2) any natural person who controls the Fund and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

     INITIAL PUBLIC OFFERING shall mean an offering of securities under the Securities Act of 1933, as amended ("Securities Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

     LIMITED OFFERING shall mean an offering that is exempt from registration under the Securities Act pursuant to Section
     4(2)  or Section 4(6) or pursuant to Rule 504, Rule 505  and
     Rule 506 under the Securities Act.

4.   REPORTING.
     ---------

     A.   INITIAL HOLDINGS REPORTS.
          ------------------------

          No  later than ten (10) days after a person becomes  an

          Access  Person  of  the Fund, he/she  must  provide  an

          Initial Holdings Report to the Fund which contains  the

          following information:  (1) the title, number of shares

          and  principal amount of each Covered Security in which

          the Access Person had any direct or indirect beneficial

          ownership when the person became an Access Person;  (2)

          the  name  of any broker, dealer or bank with whom  the

          Access  Person  maintained  an  account  in  which  any

          securities  (not limited solely to Covered  Securities)

          were  held  for the direct or indirect benefit  of  the

          Access  Person  as  of the date the  person  became  an

          Access  Person;  and (3) the date that  the  report  is

          submitted by the Access Person.

     B.   QUARTERLY TRANSACTION REPORTS.
          -----------------------------

          Within  ten  (10)  days  of the end  of  each  calendar

          quarter of the Fund, each Access Person shall submit  a

          Quarterly Transaction Report.

                The Quarterly Transactions Report shall contain the following information:

               (1) with respect to any transaction during the quarter in a Covered Security in which the Access
          Person had any direct or indirect beneficial ownership:

                    (a)   the date of the transaction,
                    the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered
                    Security involved;

                    (b)  the nature of the transaction
                    (i.e., purchase, sale or any other type of acquisition or disposition);

                    (c)   the  price  of  the  Covered
                    Security   at   which  the  transaction   was
                    effected;

                    (d)  the name of the broker, dealer
                    or bank through which the transaction was effected; and

                    (e)   the date that the report  is
                    submitted by an Access Person.

               (2) with respect to any account established by the Access Person in which any securities (not limited solely to Covered Securities) were held during the quarter for the direct or indirect benefit of the Access Person:

                    (a)  the name of the broker, dealer
                    or   bank   with   whom  the  Access   Person
                    established the account;

                    (b)   the  date  the  account  was
                    established; and

                    (c)   the date that the report  is
                    submitted by the Access Person.

     C.   ANNUAL HOLDINGS REPORT.
          ----------------------

          Annually,  each  Access Person shall submit  an  Annual

          Holdings  Report containing the following  information:

          (1) the title, number of shares and principal amount of

          each  Covered Security in which the Access  Person  had

          any  direct or indirect beneficial ownership;  and  (2)

          the  name  of any broker, dealer or bank with whom  the

          Access  Person  maintains  an  account  in  which   any

          securities  (not limited solely to Covered  Securities)

          are  held  for  the direct or indirect benefit  of  the

          Access  Person;  and (3) the date that  the  report  is

          submitted by the Access Person.

     D.   EXCEPTIONS FROM REPORTING REQUIREMENTS.
          --------------------------------------

                (1)   A  person who qualifies as an Access Person

          solely  because  he is a director of the  Fund  is  not

          required  to  file the report required by subparagraphs

          (A)   and  (C)  hereof  if  such  person   is  not   an

          "interested"  director of the Fund, as "interested"  is

          defined  in Section 2(a)(19) of the Investment  Company

          Act of 1940, as amended; and

                (2)  A director of the Fund who is not an

          "interested person" of the Fund (as defined above) need

          not make a Quarterly Transaction Report as required  by

          subparagraph (B) hereof if he/she does not know, or  in

          the  ordinary  course  of fulfilling  his/her  official

          duties as a director is not charged with knowing,  that

          during  the  15-day  period  immediately  preceding  or

          following a transaction in a Covered Security  by  such

          director,  the Fund purchased or sold, or the  Fund  or

          its   investment  adviser  considered   purchasing   or

          selling,  the  same  security.  Thus,  a  disinterested

          director only must file a Quarterly Transaction  Report

          if  he/she  had, or should have had, actual or  imputed

          knowledge  at  the  time he/she  entered  into  his/her

          transaction  that  (i)  the  Fund  had  engaged  in   a

          transaction  in  the  same  security  within  the  last

          fifteen  (15) days, or is engaging in such  transaction

          or  is going to engage in such transaction in the  same

          security  in  the next fifteen (15) days, or  (ii)  the

          Fund  or  its  investment adviser has within  the  last

          fifteen (15) days considered a transaction in the  same

          security  or  is  considering  a  transaction  in   the

          security or within the next fifteen (15) days is  going

          to consider a transaction in the security; and

                (3)  An Access Person need not make any

          reports  pursuant  to this Section 4  with  respect  to

          transactions  in  Covered  Securities  over  which  the

          person has no direct or indirect influence or control.

5.   ADMINISTRATION OF CODE OF ETHICS.
     --------------------------------

          A.     The   Fund  shall  adopt  procedures  reasonably

          necessary  to ensure compliance with the provisions  of

          the  Code,  including procedures regarding Notification

          of  Reporting  Obligations (as required  by  Rule  17j-

          1(d)(4)),  Review  of  Reports  (as  required  by  17j-

          1(d)(3)), and Record Keeping Requirements (as  required

          by Rule 17j-1(f)).

          B.   At least once a year, management of the Fund shall

          provide  the  Board of Directors of the  Fund  with  an

          Annual  Issues and Certification Report as required  by

          Rule 17j-1(c)(2)(ii) of the Investment Company Act.

6.   SANCTIONS.
     ---------

     Mr.  Jeffrey  T.  May, or another person designated  by  the

     Board of Directors, shall review all reports submitted,  and shall determine if any violations of the Code of Ethics have

     occurred.   If  a  violation of this Code of Ethics  occurs,

     Albert O. Nicholas or the Board of Directors of the Fund may

     impose  such  sanctions  as they  deem  appropriate  in  the circumstances,  including termination of employment  of  the violator.